Exhibit 99.2

February 12, 2010

Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB:  MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, Wisconsin, issued a news release stating that, in a letter to shareholders dated February 12, 2010, James F. Warsaw, President and CEO of Mid-Wisconsin Financial Services, Inc. and Mid-Wisconsin Bank, and Kim Gowey, Chairman of the Board of the holding company and the Bank, commented on the general economic conditions in the markets served by Mid-Wisconsin Bank and how management is responding to those conditions.

In their letter, they stated,

“At the close of business today, we released our financial results for the fourth quarter and year ended December 31, 2009.  We reported a net loss to common shareholders of $1,155,000 or $0.70 per common share, for the fourth quarter of 2009 compared to net income of $48,000, or $.03 per common share, for the fourth quarter of 2008.  For the year ending December 31, 2009, we reported a net loss of $3,033,000 or $1.84 per common share.  This compares to net income of $1,242,000 or $0.76 per common share for the year ended December 31, 2008.

Our financial performance does not reflect the tireless efforts our dedicated staff members have faced in addressing the financial challenges many of our customers have experienced throughout this economic recession.  We are making every effort to work with our customers, by restructuring loans and taking advantage of government loan programs such as SBA, USDA and FSA to help them survive this recession and position their businesses to return to profitability when the economy improves. Unfortunately we can’t help everyone.  Some businesses and consumers have already incurred more debt than they can reasonably afford, leaving them with fewer options.  In those cases, we have had no choice but to recognize losses, which resulted in us having to increase the level of our loan loss provisions.  During 2009 we recorded $8,506,000 in loan loss provisions to cover $5 million in net charge-offs and provide additional reserves to cover future losses that may result in light of the uncertain economic environment we are experiencing.

Over the past two years Management and your Board of Directors have taken appropriate measures to address the credit issues we have encountered during this economic storm.  In the fourth quarter we hired a new Chief Credit Officer, Robert E. Taubenheim, to oversee the lending process and help us make the changes needed to strengthen our credit culture to one that is capable of meeting the demands of our customers, our communities and today’s regulatory environment.  We believe the changes that have been made are those shareholders and customers would expect from a supportive community bank.  Our total loan portfolio on December 31, 2009, was $358,616,000 compared to $364,381,000 at December 31, 2008, down 1.6% – again reflective of the soft loan demand we’ve experienced across all markets due to anemic local economic conditions and in part to the charge-offs taken during 2009.  On a positive note, we are pleased that overall credit quality showed some improvement during the fourth quarter with delinquent loans 30+days past due being 2.59% at December 31, 2009, compared to 4.00% at December 31, 2008.

Despite the decline in the economy, we were pleased with the growth in deposits which were $397,800,000 at December 31, 2009, up 3.1% from $385,675,000 at December 31, 2008.  The year-over-year growth in core funding is primarily attributable to increases in certificates of deposit and deposits from our local municipalities.

At the beginning of the year we implemented a cost reduction program that netted savings of nearly $1 million.  This was accomplished in part through staff reductions and management of controllable expenses.  Unfortunately, our cost savings efforts were overshadowed by an increase in the costs associated with credit collections, which were up $857,000, and we reported over $300,000 of costs resulting from the implementation of new accounting standards.  In addition, our FDIC insurance premiums increased $837,000 over last year’s levels, and we were required to pre-pay our FDIC insurance premiums for the next three years, which amounted to $3,448,000.

Our banking regulators continue to emphasize the need to retain and build capital, the foundation of our financial strength.  Our capital ratios at the holding company and the bank remain above current regulatory guidelines to be considered well capitalized financial institutions, 10% and 8%, respectively.  Our earnings over the past two years have provided little capital growth.  Our participation in the U.S. Treasury’s Capital Purchase Program in February 2009 provided a $10 million boost to capital and has in part enabled us to continue to support our local customers and communities in meeting their financial needs during this unprecedented economic period.  We have and will continue to extend credit terms to our otherwise credit-worthy customers whose cash flows have been impacted as a result of the effects of the economy.  In evaluating the company’s overall capital position and in light of the uncertain economic climate, the Board of Directors has suspended the dividend payment due and payable in February 2010.

We are confident that the actions taken in 2009 have positioned our organization for 2010 and beyond.  The executive management team and the Board of Directors appreciate the dedication of our staff in light of the significant stress they have endured this past year.  Most of all we thank you, our shareholders for your continued support and understanding during this difficult and challenging time.  We look forward to visiting with you at the shareholders meeting scheduled for 5:00 p.m. on Tuesday, April 2, 2010 at the Simek Center in Medford, Wisconsin.”

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank, which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s view as of any subsequent date. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations.  These forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates,” or “believes.” These statements are subject to important factors that could cause Mid-Wisconsin’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin’s borrowers, which could impact repayment of such borrowers’ outstanding loans, (iii) Mid-Wisconsin’s ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin’s stock price, (v) other risks and assumptions described in Mid-Wisconsin’s Annual Report on Form 10-K for the year ended December 31, 2008 under the headings “Forward-Looking Statements” and “Risk Factors” which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission (“SEC”), which are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin’s belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.